EXHIBIT 99.2



                CONSENT OF FLEETBOSTON ROBERTSON STEPHENS INC.


     We hereby consent to the use of and reference to our opinion dated January 19, 2000 to the board of directors of Omega Research, Inc. in the joint proxy statement/prospectus included in this Amendment No. 3 to Registration Statement on Form S-4 of TradeStation Group, Inc. (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                     FLEETBOSTON ROBERTSON STEPHENS INC.


                                     /s/ FleetBoston Robertson Stephens Inc.
                                     ---------------------------------------
                                     San Francisco, CA
                                     November 21, 2000